[Exhibit 21]

Plures Technologies, Inc.

List of Subsidiaries

Name	State	Owner	Ownership

Plures Holdings, Inc.	Delaware	Registrant	100%

Advanced MicroSensors Corporation	New York	Plures Holdings, Inc.	95%